JOURNAL COMMUNICATIONS, INC.

AMENDMENTS TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

    Paragraph A(44)(e) of Article 2 of the Corporation’s Amended and Restated Articles of Incorporation has been amended to read in its entirety as follows:

    (e)    If the Holder is requesting sale of shares of Class B Common Stock, then an indication as to whether, in the event the Transfer Agent is unable to complete the sale of the shares of Class B Common Stock being offered at the time of receipt of the Voluntary Transfer/Conversion Notice pursuant to Paragraph (D)(4) of this Article 2, the Holder wishes the Transfer Agent to:

(i) cancel the Voluntary Transfer/Conversion Notice, in which case the shares of Class B Common Stock subject thereto shall remain held by the Holder submitting such notice; or

    (ii)     convert the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock and cause to be issued certificates representing such shares of Class A Common Stock registered in such Holder’s name (or, in the event ownership will be recorded in “book entry” form, a share statement reflecting ownership of such shares); or

    (iii)     convert the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock and, if such an arrangement is then established by the Corporation (which arrangement the Corporation has the option, but not the obligation, to establish), cause to be sold by a securities brokerage firm designated by the Corporation on the then current securities market for the Class A Common Stock some or all of such shares of Class A Common Stock (as so designated in the Voluntary Transfer/Conversion Notice by the Holder submitting the same).

    Paragraph D(5) of Article 2 of the Corporation’s Amended and Restated Articles of Incorporation has been amended to read in its entirety as follows:

    (5)    Procedure if Shares of Class B Common Stock Not Sold Pursuant to Option Process. If the Transfer Agent is unable to complete the sale of shares of Class B Common Stock subject to an Option Event (including, without limitation, delivery of the Purchase Price therefore) in the manner set forth in Paragraph (D)(4) of this Article 2 at the time of receipt of the Voluntary Transfer/Conversion Notice for an Option Event arising under Paragraph (D)(1)(a) of this Article 2 or for an Option Event arising under Paragraph (D)(1)(b) of this Article 2 that is related to an Option Event arising under Paragraph (D)(1)(a) of this Article 2, or by the end of the third business day following the applicable Option Event Date for all other Option Events, then the Transfer Agent shall:

    (a)    In the case of an Option Event arising under Paragraph (D)(1)(a) of this Article 2 or an Option Event arising under Paragraph (D)(1)(b) of this Article 2 that is related to an Option Event arising under Paragraph (D)(1)(a) of this Article 2, either

    (i)    If the Voluntary Transfer/Conversion Notice was submitted other than pursuant to Paragraph (C)(2)(e)(iv) of this Article 2, (A) immediately convert the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock and either (1) cause to be issued certificates representing such shares of Class A Common Stock registered in such Holder’s name (or, in the event ownership will be recorded in “book entry”form, a share statement reflecting ownership of such shares), if so directed in the applicable Voluntary Transfer/Conversion Notice by the Holder submitting the same and if such conversion is then allowed pursuant to Paragraph (C)(2)(d)(i) of this Article 2, or (2) if such an arrangement is then established by the Corporation (which arrangement the Corporation has the option, but not the obligation, to establish), cause to be sold by a securities brokerage firm designated by the Corporation on the then current securities market for the Class A Common Stock some or all of such shares of Class A Common Stock (as so designated in the Voluntary Transfer/Conversion Notice by the Holder submitting the same), if so directed in the applicable Voluntary Transfer/Conversion Notice by the Holder submitting the same and if such conversion is then allowed pursuant to Paragraph (C)(2)(d)(i) of this Article 2, or (B) cancel such Voluntary Transfer/Conversion Notice if so directed in the applicable Voluntary Transfer/Conversion Notice by the Holder submitting the same or if conversion of the shares of Class B Common Stock is not then allowed pursuant to Paragraph (C)(2)(d)(i) of this Article 2, in which case the shares of Class B Common Stock subject thereto shall remain held by the Holder submitting such notice; or

    (ii)    If the Voluntary Transfer/Conversion Notice was submitted other than pursuant to Paragraph (C)(2)(e)(iv) of this Article 2, and if the Voluntary Transfer/Conversion Notice provides no direction with respect to conversion of the shares subject thereto, cancel such Voluntary Transfer/Conversion Notice, in which case the shares of Class B Common Stock subject thereto shall remain held by the Holder submitting such notice; or

    (iii)    If the Voluntary Transfer/Conversion Notice was submitted pursuant to Paragraph (C)(2)(e)(iv) of this Article 2, immediately convert the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock and cause to be issued certificates representing such shares of Class A Common Stock registered in such Holder’s name (or, in the event ownership will be recorded in “book entry” form, a share statement reflecting ownership of such shares), irrespective of whether such conversion would otherwise be allowed under the provisions of Paragraph (C)(2)(d)(i) of this Article 2.

    (b)   In the case of an Option Event arising under Paragraph (D)(1)(c) of this Article 2 or an Option Event arising under Paragraph (D)(1)(b) of this Article 2 that is related to an Option Event arising under Paragraph (D)(1)(c) of this Article 2, either

    (i)    immediately convert the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock and cause to be issued certificates representing such shares of Class A Common Stock registered in such Holder’s name (or, in the event ownership will be recorded in “book entry” form, a share statement reflecting ownership of such shares), if such conversion is then allowed pursuant to Paragraph (C)(2)(d)(i) of this Article 2; or

    (ii)    if conversion of the shares of Class B Common Stock is not then allowed pursuant to Paragraph (C)(2)(d)(i) of this Article 2, then the shares of Class B Common Stock subject thereto shall remain held by the Holder subject to such foreclosure sale or other Transfer.

    (c)    In the case of an Option Event arising under Paragraph (D)(1)(d) of this Article 2, immediately convert the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock and cause to be issued certificates representing such shares of Class A Common Stock registered in such Holder’s name (or, in the event ownership will be recorded in “book entry” form, a share statement reflecting ownership of such shares), irrespective of whether such conversion would otherwise be allowed under the provisions of Paragraph (C)(2)(d)(i) of this Article 2. In the event that such conversion would then be prohibited by the provisions of Paragraph (C)(2)(d)(i) of this Article 2 but for the operation of the previous sentence, none of the shares of Class A Common Stock into which the shares of Class B Common Stock are converted may be Transferred until the submission of a Voluntary Transfer/Conversion notice pursuant to Paragraph (C)(2)(e)(iv) of this Article 2.

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